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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SHUTTERSTOCK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Shutterstock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004

April 26, 2013

Dear Stockholder:

        You are cordially invited to attend Shutterstock, Inc.'s 2013 Annual Meeting of Stockholders to be held at the offices of Orrick, Herrington & Sutcliffe LLP at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 12, 2013 at 10 a.m. (Eastern Daylight Time).

        The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year.

        We hope that you can join us. However, whether or not you plan to be there, please vote your shares as soon as possible so that your vote will be counted.

Sincerely,
/s/ JONATHAN ORINGER
Jonathan Oringer Chairman of the Board

Shutterstock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004

April 26, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

        Shutterstock, Inc. will hold its Annual Meeting of Stockholders at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, June 12, 2013 at 10 a.m. (Eastern Daylight Time).

        This annual meeting is being held for the following purposes:

  •
  to elect two directors to serve until the 2016 Annual Meeting of Stockholders;

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013; and

  •
  to transact any other business that properly comes before the annual meeting.

The Board of Directors has selected April 25, 2013 as the record date for determining stockholders entitled to vote at the annual meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 60 Broad Street, New York, NY 10004 for ten days before the annual meeting.

        Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this annual meeting to you through the Internet. On or about April 26, 2013, we intend to mail a Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders of record on the record date. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (which we posted on the Internet on March 1, 2013), as well as how to submit your proxy over the Internet. We believe that mailing the Notice and posting other materials on the Internet allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by any of the following methods: through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.

        Whether or not you plan to attend the annual meeting, please vote your shares as soon as possible in accordance with the instructions provided to you, to ensure that your vote is counted at the annual meeting.

By Order of the Board of Directors,
/s/ TIMOTHY E. BIXBY
Timothy E. Bixby Secretary

i

GENERAL INFORMATION

Q:
Who is soliciting my proxy?

A:
The Board of Directors (the "Board") of Shutterstock, Inc. ("we," "us" or the "Company") is sending you this Proxy Statement in connection with the Board's solicitation of proxies for use at the 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting"). Certain of our directors, officers and employees also may solicit proxies on the Board's behalf by mail, telephone, email, fax or in person.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on two proposals. Proposal One is for the election of Jonathan Oringer and Jeffrey Lieberman to the Board for three-year terms ending at the 2016 Annual Meeting of Stockholders.

  Proposal Two is for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

Q:
Who can vote?

A:
Only our stockholders of record at the close of business on April 25, 2013 may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 1, 2013 over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
The Notice provides you with instructions regarding how to request that we send our proxy materials to you by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our stockholder meetings.

Q:
What is the difference between a stockholder of record and a "street name" holder?

A:
If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record for those shares.

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under "How do I vote and how do I revoke my proxy?" below.

Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote in person, please bring a form of identification, such as a valid driver's license or passport, and proof that you are a stockholder as of April 25, 2013, and we will give you a ballot when you arrive. To vote by proxy, please vote in one of the following ways:

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Via the Internet.  You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

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By Telephone.  If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

•
By Mail.  If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

  Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline by giving our Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

  If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option ("For" or "Withhold" (for directors), and "For," "Against" or "Abstain" (for Proposal Two)) in order for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

  If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your bank or broker provides. The Notice that was mailed to you has specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the bank, broker, or other nominee's instructions on how to do so. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other nominee holding your shares.

Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on June 11, 2013. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 33,521,842 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions—If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum and included in the shares entitled to vote on Proposal Two. On Proposal Two, abstentions have the effect of a vote against the proposal.

  Broker Non-Votes—Under the New York Stock Exchange ("NYSE") rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain "routine" matters, including the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors, your broker must receive voting instructions from you, as it does not have discretionary voting power for that particular item. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum. When voted on "routine" matters, broker non-votes are counted toward determining the outcome of that "routine" matter.

Q:
What vote is needed?

A:
For Proposal One, the election of directors, the two nominees receiving the highest number of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal One will be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election. In no case may stockholders cumulate votes for the election of directors.

  For Proposal Two, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:
What happens if a director receives a plurality, but not a majority, of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is elected by a plurality of the votes cast but does not receive the vote of at least the majority of the votes cast (i.e., the number of shares voted "for" a director's election does not exceed 50% of the total number of votes cast with respect to that director's election, including votes to withhold authority), the director is deemed elected.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than December 26, 2013. In addition, under our amended and restated bylaws , any proposal for consideration at our annual meeting of stockholders to be held in 2014 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by Shutterstock's Secretary at our principal executive offices between the close of business on February 12, 2014 and the close of business on March 14, 2014, and is otherwise in compliance with the requirements set forth in our amended and restated bylaws. If the date of the 2014 Annual Meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of the 2014 Annual Meeting is first made by Shutterstock. Our amended and restated bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, applicable, and the stockholder making the proposal or the nomination be set forth in the notice. With regards to nominations for director for our 2014 Annual Meeting of Stockholders, the notice must include all information about the nominee that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the nominee's written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the nomination is made and their affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder were a "registrant," all as described in our amended and restated bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our amended and restated bylaws. Our amended and restated bylaws have been publicly filed with the SEC and can also be found on our website at www.shutterstock.com in the Corporate Governance section of our investor relations webpage.

Q:
Can I vote on other matters?

A:
We do not expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Exchange Act, which includes matters that the proxyholders did not know were to be presented at the Annual Meeting.

Q:
How does the Board select nominees for the Board?

A:
The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to NYSE-listed companies and other regulatory requirements applicable to us. Please refer to Proposal One—Election of Directors and our Corporate Governance Guidelines for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Secretary in writing (at our New York City headquarters).

Q:
How may I communicate with the Board of Directors?

A:
Stockholders and other interested parties may communicate directly with the Board, with any director or with the independent directors as a group or any other group of directors by writing to our Secretary at Shutterstock, Inc., 60 Broad Street, 30th Floor, New York, New York, 10004, with a request to forward to communication to the intended recipient or recipients.. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
The Annual Meeting will be held on Wednesday, June 12, 2013 at 10 a.m. (Eastern Daylight Time) at the offices of Orrick, Herrington & Sutcliffe LLP at 51 West 52nd Street, New York, New York 10019. If you need directions to the Annual Meeting so that you may attend or vote in person, please contact our Investor Relations department at IR@Shutterstock.com.

Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Board; Selection of Nominees

        Our Board is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect two individuals to serve as directors for three-year terms that end at the 2016 Annual Meeting of Stockholders.

        Our Nominating and Corporate Governance Committee is charged with identifying, evaluating and recommending to the full Board director nominees. There are no minimum qualifications for director. While we do not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee generally seeks individuals with a wide range of attributes, including international business experience and experience in industries beyond technology. We also look for financial oversight experience, financial community experience and a good reputation with the financial community; business management experience and the potential to succeed top management in the event Board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses and product lines; and knowledge about our industries and technologies. We believe that all of our directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. Each director must also represent the interests of all stockholders.

        Both of the nominees, Jonathan Oringer and Jeffrey Lieberman, are now members of the Board.

        The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

        Set forth below are the names and ages of these nominees and the other continuing directors, when they became a director, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during at least the past five years. Also set forth are the specific experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee to conclude that each person should serve as a director. All of our directors have held high-level positions in companies and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and has the ability to exercise sound judgment.

 Nominees for Election for a Three-Year Term Ending with the 2016 Annual Meeting

• Jonathan Oringer	Age 38. Jonathan Oringer has served as our Founder, Chief Executive Officer and Chairman of the Board since founding the company in 2003. Prior to founding Shutterstock, Mr. Oringer served as a director of several private companies. Mr. Oringer holds a B.S. in computer science and mathematics from State University of New York at Stony Brook and an M.S. in computer science from Columbia University. The Board believes that Mr. Oringer's experience in the commercial digital imagery industry, his experience with entrepreneurial and technology companies and his extensive knowledge of our company as its founder qualify him to serve as chairman of our Board.
• Jeffrey Lieberman

Age 38. Jeffrey Lieberman has served as a member of our Board since June 2007. Mr. Lieberman is a Managing Director of the private equity and venture capital firm Insight Venture Partners, or Insight, where he has been employed since June 1998. Prior to joining Insight, Mr. Lieberman was a management consultant at the New York office of McKinsey & Company, where he focused on strategic and operating issues in the financial services, technology and consumer products industries. Mr. Lieberman also serves as a director of several private companies. Mr. Lieberman holds a BAS in systems engineering and in BA in economics from the Engineering School and Wharton School of the University of Pennsylvania, respectively. The Board believes that Mr. Lieberman's experience with digital media, entertainment and online technology companies, his extensive knowledge of our company as one of our original investors, and his service on the boards of directors of other companies qualifies him to serve as a member of our Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE NOMINEES.

Directors Continuing in Office Until the 2014 Annual Meeting

• Jeff Epstein	Age 56. Jeff Epstein has served as a member of our Board since April 2012. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, which he joined in November 2011, and is a Senior Advisor at Oak Hill Capital Partners, which he joined in August 2011. Mr. Epstein has served as a director of priceline.com since April 2003 and of Global Eagle Entertainment since January 2013. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. From June 2007 to October 2008, Mr. Epstein was a director of MDC Partners Inc. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oberon Media from April 2007 to June 2008. Mr. Epstein is currently a director of Kaiser Foundation Hospitals and Health Plan. Mr. Epstein holds a B.A. from Yale University and an M.B.A. from Stanford University. The Board believes that Mr. Epstein's financial and business expertise, including his background as chief financial officer of the world's largest enterprise software company, and his service as a senior executive at companies in the internet and advertising industries, qualifies him to serve as a member of our Board.
• Jonathan Miller

Age 56. Jonathan Miller has served as a member of our Board since March 2012. Mr. Miller served as the Chairman and Chief Executive Officer of the Digital Media Group at News Corp. and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was the Founder and Partner at Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in February 2007 to April 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of America Online, Inc., or AOL. Prior to joining AOL, Mr. Miller served as President and CEO of USA Networks Information and Services (now IAC), as President and Chief Executive of USA Broadcasting (also now IAC), as Managing Director of Viacom's Nickelodeon International and as Vice President and Co-General Manager of NBA Entertainment. Mr. Miller previously served as a director of LiveNation Entertainment, Inc. and Ticketmaster prior to its merger with LiveNation. Mr. Miller is a trustee of the American Film Institute and The Paley Center for Media and has been the recipient of numerous industry awards, including the first international Emmy for Interactive Leadership and the inaugural Producers' Guild Vanguard Award. Mr. Miller holds a B.A. from Harvard College. The Board believes that Mr. Miller's business expertise, particularly as a senior executive at some of the largest digital media companies in the world, and his service on the boards of directors of various public companies, qualifies him to serve as a member of our Board.

 Directors Continuing in Office Until the 2015 Annual Meeting

• Steven Berns	Age 48. Steven Berns has served as a member of our Board since March 2012. Since May 2009, Mr. Berns has served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., and served as its Treasurer from May 2009 to February 2010. Mr. Berns previously served as Chief Financial Officer of Tradeweb, LLC from November 2007 to May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc, and from September 2004 to November 2005, Mr. Berns served as its Vice Chairman and Executive Vice President. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc. from August 1999 until September 2004. Before that, Mr. Berns held a variety of positions in finance with Revlon, Inc. from April 1992 until August 1999. Prior to joining Revlon, Inc., Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns formerly served as a director of LivePerson, Inc. Mr. Berns holds a B.S. from Lehigh University and an M.B.A. from New York University and is a Certified Public Accountant. The Board believes that Mr. Berns' financial and business expertise, including his background as a senior executive at one of the world's largest advertising holding companies, chief financial officer of several corporations, and his service on the boards of directors and audit committees of public companies, qualifies him to serve as a member of our Board.
• Thomas R. Evans

Age 58. Thomas R. Evans has served as a member of our Board since March 2012. Mr. Evans has served as President and Chief Executive Officer and a director of Bankrate, Inc. since 2004. From August 1999 to August 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal websites. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995. Mr. Evans also serves as a director of Future Fuel Corp. and previously served as a director of Navisite, Inc. Mr. Evans holds a B.S. in business administration from Arizona State University. The Board believes that Mr. Evans' business experience, particularly as a senior executive in the internet and media industries, and his service on the board of directors of public companies, qualifies him to serve as a member of our Board.

 Governance of the Corporation

  Corporate Governance

        We are committed to strong corporate governance, and have adopted policies and practices that comply with or exceed the NYSE listing requirements and the Exchange Act. These policies and practices include:

  •
  The Board has adopted clear corporate governance policies articulated in our Corporate Governance Guidelines, which includes basic director duties and responsibilities.

  •
  A majority of the Board members are independent of the Company and our management. The definition of "independent" is included in our Corporate Governance Guidelines, which can be found through the "Corporate Governance" link on the Investors page on our website at www.shutterstock.com.

  •
  All members of our key Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—are independent.

  •
  The Board has also adopted a Code of Conduct applicable to all of our employees, including the executive officers, and to our directors.

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  We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls and audit concerns, and the Audit Committee has established procedures for anonymous submission of these matters.

  •
  The Board has adopted a policy regarding conflicts of interest and "related-person transactions" under which all potential conflicts of interest and related-person transactions must be reviewed and pre-approved by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has determined that certain categories of transactions are pre-approved under this policy. Please refer to the discussion under "Certain Relationships and Related Transactions" for more information on this policy and the related procedures.

  •
  The Board conducts an annual self-assessment on its effectiveness and the effectiveness of each of its committees.

  •
  Directors are encouraged to attend all stockholder meetings.

  •
  The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance and legal departments and major business units and operations. The Board's and committees' annual agenda includes, among other items, our long-term strategic plans, periodic reports on progress against long-term strategic plans, emerging and disruptive technologies, potential acquisition or investment targets, review of risks relevant to our business, capital projects and evaluation of the Chief Executive Officer and management and Board succession.

  Director Independence

        Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of Messrs. Berns, Epstein, Evans, Lieberman and Miller, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

        Our Board also determined that Messrs. Berns, Evans and Epstein who comprise our Audit Committee, Messrs. Berns, Evans and Miller who comprise our Compensation Committee, and Messrs. Epstein, Evans and Miller who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of the NYSE. In making this determination, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

  Board Meetings

        The Board met five times in fiscal year 2012. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which they serve that were held in fiscal year 2012.

  Board Leadership Structure

        The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. These Guidelines address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees and meetings.

        Our Corporate Governance Guidelines do not indicate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The Board has not separated the positions of Chairman of the Board and Chief Executive Officer. Both positions are held by Mr. Oringer. The Board does not have a "Presiding Director." The Board believes that this structure has historically served the company well and continues to do so, by creating a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management's perspectives on the business, facilitating communication between the Board and our senior management, and providing the Board with direct oversight of our business and affairs.

  Board Committees and Committee Meetings

        Each of our standing committees has a written charter approved by the Board that clearly establishes the committee's roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Conduct, can be found through the "Corporate Governance" link on the Investors page on our website at www.shutterstock.com. Please note that information on, or that can be accessed through, our website is not part of the proxy soliciting materials, is not deemed "filed" with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

        Audit Committee:    Our Audit Committee assists our Board in its oversight of our corporate accounting and financial reporting process and internal controls over financial reporting. Our Audit Committee evaluates the independent registered public accounting firm's qualifications, independence and performance; appoints and provides for the compensation of the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible professional services; meets with management and the independent auditor to discuss our annual financial statements; instructs the independent auditor to report to the audit committee on all of our critical accounting policies; reviews and discusses with management and the independent auditor management's report on internal control over financial reporting, and the independent auditor's audit of the effectiveness of our internal control over financial reporting; and discusses with management and the independent auditor the results of our annual audits and the reviews of our quarterly financial statements.

        The members of the Audit Committee are Steven Berns (Chairman), Jeff Epstein and Thomas R. Evans. The Audit Committee met seven times in fiscal year 2012. Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under the NYSE listing requirements. The Board has determined that Steven Berns is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon his/her experience as Chief Financial Officer of several companies. The Board has also determined that Messrs. Evans and Epstein are financially literate based upon each of their familiarity with financial statements.

        Compensation Committee:    Our Compensation Committee establishes and reviews policies and practices relating to the compensation and benefits of our officers, including establishing goals and objectives relevant to compensation of our chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and determining compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans.

        The Compensation Committee determines all compensation for our executive group. Before making decisions on compensation for Mr. Semmelbauer, the Compensation Committee reviews Mr. Semmelbauer's performance and accomplishments over the prior year with our CEO. Before making decisions on compensation for Messrs. Bixby and Chou, the Compensation Committee reviews their performance and accomplishments over the prior year with our CEO and our President & COO. Except for his own position, Mr. Oringer makes recommendations to the Compensation Committee regarding base salary increases, any changes to the incentive plan target awards and the amount of equity awards for each executive. The Compensation Committee reviews and evaluates submitted proposals, and establishes executive compensation, including for the CEO. Resulting compensation determinations are also reviewed with the other independent members of the Board.

        From time to time, the Compensation Committee has engaged Aon Hewitt to independently review and analyze our executive compensation programs, compensation strategy and effectiveness of pay delivery. Aon Hewitt has provided market information on compensation trends and practices and made recommendations based on competitive data. Aon Hewitt is available to perform special projects at the Compensation Committee chairman's request. Aon Hewitt provides analyses and recommendations that inform the Compensation Committee's decisions, but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with Aon Hewitt on program design changes, which for fiscal year 2012 included a competitive review of executive severance and change in control protections, executive equity holding and ownership requirements, an evaluation of plan design alternatives under the 2012 Omnibus Equity Incentive Plan and a discussion of performance-based long-term incentive awards. The engagement of any compensation consultant rests exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses, and Aon Hewitt does not perform any other services for us.

        The members of the Compensation Committee are Thomas R. Evans (Chairman), Steven Berns and Jonathan Miller. The Compensation Committee met six times in fiscal year 2012. In addition to being independent, each member of the Compensation Committee is a "non-employee director" for purposes of the Exchange Act and is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        Nominating and Corporate Governance Committee:    Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the composition of our board. Our Nominating and Corporate Governance Committee is also responsible for reviewing with the board, on an annual basis, the qualifications, attributes and skills of board members, and the skills and characteristics of the board as a whole, in determining whether to recommend incumbent directors in the class subject to election for reelection. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending our Corporate Governance Guidelines.

        The members of the Nominating and Corporate Governance Committee are Jonathan Miller (Chairman), Jeff Epstein and Thomas R. Evans. The Nominating and Corporate Governance Committee did not meet separately from the full Board in fiscal year 2012.

  The Board's Role in Risk Oversight

        Our Company faces a number of risks, including operational, economic, financial, legal, regulatory and competitive risks. The Board plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee's particular risk oversight responsibilities.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of the Accounting Firm

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2013, and we are asking you and other stockholders to ratify this appointment. Since September 2011, PricewaterhouseCoopers has been our independent accounting firm.

        The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. Additionally, the Audit Committee also noted that our PricewaterhouseCoopers engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers. In the event that a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two does not ratify this appointment of PricewaterhouseCoopers, the Audit Committee will review its future appointment of PricewaterhouseCoopers.

        We expect that a representative of PricewaterhouseCoopers will be present at the Annual Meeting and that representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2012 and December 31, 2011:

Fee Category	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$1,292,000	$1,550,000
Audit-Related Fees	1,580,000	—
Tax Fees	443,000	108,000
All Other Fees	—	—

Total Fees	$3,315,000	$1,658,000

        Audit Fees.    Audit fees consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements presented in our annual report Form 10-K, review of the interim consolidated financial statements presented in our quarterly reports on Form 10-Q, and services that PricewaterhouseCoopers normally provides in connection with statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2011, audit fees include audits for the fiscal years ended December 31, 2008 through December 31, 2011.

        Audit-Related Fees.    For the fiscal year ended December 31, 2012, audit-related fees consist of fees billed for professional services rendered in connection with our Registration Statement on Form S-1 relating to our initial public offering. For the fiscal year ended December 31, 2011, there were no audit-related fees billed by PricewaterhouseCoopers for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements that are not otherwise reported under "Audit Fees."

        Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

        All Other Fees.    For the fiscal years ended December 31, 2012 and 2011, there were no fees billed by PricewaterhouseCoopers for any other professional services.

        The Audit Committee determined that PricewaterhouseCoopers's provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee approved all services that PricewaterhouseCoopers provided in fiscal years 2012 and 2011 in accordance with the approval policy discussed above.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors (the "Audit Committee") consists of the three directors whose names appear below. Each member of the Audit Committee meets the definition of "independent director" and otherwise qualifies to be a member of the Audit Committee under the New York Stock Exchange listing requirements.

        The Audit Committee's general role is to assist the Board in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.

        As required by the charter, the Audit Committee reviewed the Company's financial statements for fiscal year 2012 and met with management, as well as with representatives of PricewaterhouseCoopers, the Company's independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers the matters required to be discussed by the Statement on Auditing Standards 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers's communications with the Audit Committee concerning independence and discussed with members of PricewaterhouseCoopers its independence from management and the Company.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited financial statements for fiscal year 2012 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

        Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by PricewaterhouseCoopers, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

        The Audit Committee has selected PricewaterhouseCoopers to be the Company's independent registered public accounting firm for fiscal year 2013. In doing so, the Audit Committee considered the results from its review of PricewaterhouseCoopers's independence, including (a) all relationships between PricewaterhouseCoopers and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm and (c) the fact that the PricewaterhouseCoopers engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of PricewaterhouseCoopers to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter do not ratify this appointment, the Audit Committee will review its future appointment of PricewaterhouseCoopers.

Steven Berns (Chairman) Jeff Epstein Thomas R. Evans

OWNERSHIP OF SECURITIES

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

        This table shows as of April 8, 2013: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each named executive officer and all directors and executive officers as a group beneficially owned, as reported by each person.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options that are exercisable within 60 days. Such shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but not the percentage ownership of any other person. We have based our calculation of the percentage of beneficial ownership on 33,517,031 shares of our common stock outstanding as of April 8, 2013.

        The table includes all shares of common stock issuable within 60 days of April 8, 2013 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws, where applicable.

        Except as otherwise noted, the address of each person listed in the table is c/o Shutterstock, Inc., 60 Broad Street, 30th Floor, New York, New York 10004.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Jonathan Oringer(1)	18,486,327	55.2%
Entities affiliated with Insight Venture Partners(2)	6,949,748	20.7
Adam Riggs(3)	2,362,914	7.0
Named Executive Officers and Directors:
Jonathan Oringer(1)	18,486,327	55.2
Thilo Semmelbauer(4)	427,649	1.3
Timothy E. Bixby(5)	146,250	*
James Chou(6)	68,750	*
Steven Berns(7)	6,250	*
Jeff Epstein(8)	10,880	*
Thomas R. Evans(9)	6,250	*
Jeffrey Lieberman(10)	6,949,748	20.7
Jonathan Miller(11)	6,250	*
All executive officers and directors as a group (9 persons)	26,108,354	77.3%

*
Represents beneficial ownership of less than 1%.

(1)
Shares held by Pixel Holdings Inc. Mr. Oringer is the sole stockholder of Pixel Holdings Inc. and has sole voting and dispositive control over the shares.

(2)
Based on a Schedule 13G filed with the SEC on February 11, 2013 and information provided to the Company. Includes 166,733 shares held of record by Insight Venture Partners V (Employee Co-Investors), L.P., 2,835,697 shares held of record by Insight Venture Partners V, L.P., 858,564 shares held of record by Insight Venture Partners (Cayman) V, L.P. and 3,088,754 shares held of record by Insight Venture

  Partners V Coinvestment Fund, L.P. (Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P. and Insight Venture Partners V Coinvestment Fund, L.P., collectively, the "Insight V Funds"). Insight Venture Associates V, L.L.C. is the general partner of each of the Insight V Funds. Insight Holdings Group, LLC is the manager of Insight Venture Associates V, L.L.C. Jeff Horing, Deven Parekh and Peter Sobiloff are the members of the board of managers of Insight Holdings Group, LLC and share voting and dispositive control of the shares held by the Insight V Funds. The foregoing is not an admission by Insight Ventures Associates V, L.L.C. or Insight Holdings Group, LLC that it is the beneficial owner of the shares held by the Insight V Funds. Each of Messrs. Horing, Parekh and Sobiloff disclaims beneficial ownership of the shares except to the extent of his pecuniary interest in these entities. The address of the Insight V Funds is c/o Insight Venture Partners, 680 Fifth Avenue, 8th Floor, New York, NY 10019.

(3)
Based on a Schedule 13G filed with the SEC on February 12, 2013. The address of Adam Riggs is c/o The Nelson Law Firm, LLC, White Plains Plaza, One North Broadway, White Plains, New York 10601.

(4)
Consists of 320,736 shares of common stock and 106,913 shares of restricted stock that are subject to vesting and may, to the extent not vested, be repurchased by the Company if Mr. Semmelbauer ceases to be employed by us prior to April 5, 2016. See Compensation of the Named Executive Officers and Directors—Agreements with Executive Officers—Thilo Semmelbauer Profits Interest Grant and Repurchase Agreement and Restricted Stock Agreement."

(5)
Consists of 146,250 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

(6)
Consists of 68,750 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

(7)
Consists of 6,250 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

(8)
Includes 5,000 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

(9)
Consists of 6,250 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

(10)
Mr. Lieberman is a Managing Director of Insight Venture Management, LLC, an entity affiliated with the Insight V Funds, but holds no voting or investment power over the shares reflected as beneficially owned by the Insight V Funds. See note (2) above for more information regarding the Insight V Funds.

(11)
Consists of 6,250 shares issuable upon exercise of outstanding options exercisable within 60 days of April 8, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2012.

 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Our executive officers and their ages and positions as of the record date are as follows:

Name	Age	Position(s)
Jonathan Oringer	38	Founder, Chief Executive Officer and Chairman of the Board
Thilo Semmelbauer	47	President and Chief Operating Officer
Timothy E. Bixby	48	Chief Financial Officer
James Chou	52	Chief Technology Officer

        Mr. Oringer's biography can be found on page 7 of this Proxy Statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.

        Thilo Semmelbauer has served as our President and Chief Operating Officer since April 2010. Prior to joining Shutterstock, Mr. Semmelbauer served as Executive Vice President of TheLadders.com, Inc., a career management company, from June 2009 to March 2010. Prior to TheLadders, Mr. Semmelbauer was with Weight Watchers International for 8 years, serving as Global Chief Operating Officer from December 2006 to July 2008, Chief Operating Officer, North America, from March 2004 to December 2006, and Co-Founder and President of WeightWatchers.com from February 2000 to March 2004. Prior to Weight Watchers, Mr. Semmelbauer served as a Principal at The Boston Consulting Group. Mr. Semmelbauer holds an A.B. in engineering and computer science from Dartmouth College and a Master of Science in management and electrical engineering from Massachusetts Institute of Technology.

        Timothy E. Bixby has served as our Chief Financial Officer since June 2011. Prior to joining Shutterstock, Mr. Bixby served as the Chief Financial Officer and a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service, from June 1999 to May 2011, and as President of LivePerson from March 2001 to May 2011. Prior to LivePerson, Mr. Bixby served as Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products. Mr. Bixby holds an A.B. in mathematics from Dartmouth College and an M.B.A. from Harvard University.

        James Chou has served as our Chief Technology Officer since February 2011. Prior to joining Shutterstock, Mr. Chou served as Senior Vice President and Chief Technology Officer of American Greetings Interactive, the interactive media division of American Greetings Corporation, from November 2008 to September 2010. Prior to American Greetings, Mr. Chou was Executive Vice President, Technology, at Apani Networks, a provider of internet security software, from June 2004 to October 2008. Mr. Chou has also held positions at Apple, Inc., JP Morgan Chase & Co., and Accenture Plc. Mr. Chou holds a B.S. in electrical engineering from State University of New York at Buffalo and an M.B.A. from Duke University.

Agreements with Executive Officers

        Each of our named executive officers and all of our employees are subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each named executive officer has agreed (i) not to solicit our employees or customers during his employment and for a period of 12 months (24 months with respect to employees and 36 months with respect to customers for Mr. Semmelbauer) after the termination of his employment or such other period as set forth below under "—Employment Agreements," or "—Severance and Change in Control Agreements," as applicable, (ii) not to compete with us or assist any other person to compete with us during his employment and a period of 12 months (36 months for

Mr. Semmelbauer) after the termination of his employment or such other period as set forth below under "—Employment Agreements," or "—Severance and Change in Control Agreements," as applicable, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his employment. As a condition of employment with the company, all employees are required to enter an agreement providing for the foregoing obligations.

Employment Agreements

        The following is a summary of the employment agreements with our named executive officers as currently in effect. As described below under "—Severance and Change in Control Agreements," our Board has approved severance and change in control agreements for each of our named executive officers which, where applicable, supersede and replace the terms of officers' prior employment agreements with respect to severance and change in control payments.

        Jonathan Oringer.    We entered into an employment agreement with Jonathan Oringer, our Chief Executive Officer, on September 24, 2012. The employment agreement has no specific term and constitutes at-will employment. Mr. Oringer's current annual base salary is $250,000. Mr. Oringer is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Oringer is not currently eligible for an annual cash bonus, but we may provide him with an annual cash bonus in the future. Mr. Oringer is subject to certain restrictive covenants as set forth in his Change in Control, or CIC, Agreement, as discussed below under "—Severance and Change in Control Agreements."

        Thilo Semmelbauer.    We entered into an employment agreement with Thilo Semmelbauer, our President and Chief Operating Officer, on March 21, 2010. The employment agreement has no specific term and constitutes at-will employment. Mr. Semmelbauer's current annual base salary is $350,000 and he is eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Compensation Committee of the Board. Mr. Semmelbauer is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Semmelbauer is subject to certain restrictive covenants, including non-solicitation of employees for a period of 2 years following termination of his employment and non-solicitation of customers and non-competition for a period of 3 years following termination of his employment.

        Timothy E. Bixby.    We entered into an employment agreement with Timothy E. Bixby, our Chief Financial Officer, on May 16, 2011. The employment agreement has no specific term and constitutes at-will employment. Mr. Bixby's current annual base salary is $350,000 and he is eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Compensation Committee of the Board. Mr. Bixby is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Bixby is subject to certain restrictive covenants, including non-solicitation and non-competition for a period of 1 year following termination of his employment.

        James Chou.    We entered into an employment agreement with James Chou, our Chief Technology Officer, on September 24, 2012. The employment agreement has no specific term and constitutes at-will employment. Mr. Chou's current annual base salary is $275,000 and he is eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Compensation Committee of the Board. Mr. Chou is also eligible to receive benefits that are substantially similar to those of the other executive officers of the Company. Mr. Chou is subject to certain restrictive covenants as set forth in his CIC Agreement, as discussed below under "—Severance and Change in Control Agreements."

Thilo Semmelbauer Profits Interest Grant and Repurchase Agreement and Restricted Stock Agreement

        On August 17, 2010, we entered into a Profits Interest Grant and Repurchase Agreement with Mr. Semmelbauer whereby we issued a profits interest to Mr. Semmelbauer in consideration of future services to be rendered. The agreement entitled Mr. Semmelbauer to an aggregate amount of 4% of any liquidation of Shutterstock Images LLC, or the LLC, in excess of $300 million, subject to subsequent equity grants that may have reduced this amount. Pursuant to the terms of the agreement, Mr. Semmelbauer is not entitled to any allocations or distributions relating to the LLC's operating profits outside of a liquidation scenario. The profits interest vested as to one-sixth of the interest on April 5, 2011, with the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period, provided that the interest would cease to vest on the date that Mr. Semmelbauer ceased to be employed by us. Upon a change of control or qualified public offering, 50% of any unvested portion of Mr. Semmelbauer's profits interest would immediately vest, with the remaining unvested portion converting to restricted stock and continuing to vest in accordance with the vesting schedule outlined above. In connection with our reorganization from a New York limited liability company to a Delaware corporation (the "Reorganization"), the vested portion of Mr. Semmelbauer's membership interest in the LLC was exchanged for shares of our common stock and the unvested portion of Mr. Semmelbauer's membership interest was exchanged for shares of restricted stock having the same vesting terms. Effective as of the Reorganization, the Company entered into a Restricted Stock Agreement with Mr. Semmelbauer governing the terms of his restricted stock. Pursuant to the terms of the Restricted Stock Agreement, 103,348 of the then-outstanding shares of restricted stock held by Mr. Semmelbauer vested and were released from the Company's right to acquire such shares upon the effectiveness on October 10, 2012 of the registration statement filed in connection with our initial public offering.

Severance and Change in Control Agreements

        In September 2012, the Board approved new severance and change in control agreements, or CIC Agreements, for each of our executive officers, the specific terms of which are discussed below.

        Pursuant to the CIC Agreements, if we terminate an executive's employment with the Company for a reason other than cause (as defined in the CIC Agreements) or executive's death or disability (as defined in the CIC Agreements) at any time other than during the twenty-four month period immediately following a change of control (as defined in the CIC Agreements), then executive will receive the following severance benefits from the company: (i) severance in an amount equal to twelve months of executive's base salary, which will be paid in three equal installments on each of the following dates: (x) executive's termination of employment, (y) the six month anniversary of executive's termination and (z) the one year anniversary of executive's termination of employment (except with respect to Mr. Semmelbauer, in which case the payments will be 50% on termination of employment and 25% on each of the six month and one year anniversaries of his termination of employment); (ii) a lump sum payment of a pro rata bonus at 100% of target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days; (iii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for executive and executive's eligible dependents for up to twelve months; (iv) accelerated vesting of the then-unvested portion of all of executive's outstanding equity awards as if executive had remained employed for twelve months following executive's termination of employment; (v) the post-termination exercise period for the outstanding vested options will be extended to 18 months following an executive's termination of employment; (vi) outplacement benefits for six months following termination of employment, up to a maximum of $5,000; (vii) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to executive under any Company-provided plans, policies and arrangements and (viii) such other compensation or benefits as may be required by law.

        If during the twenty-four month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive's employment with the Company for a reason other than cause (as defined in the CIC Agreements) or the executive's death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then executive will receive the severance benefits discussed above except (i) the severance in clause (i) above shall be paid in a single lump sum following executive's termination of employment; (ii) in lieu of the pro rata bonus described above in clause (ii) above, executive will receive a lump sum severance payment equal to 100% of executive's full target bonus for the fiscal year in effect at the date of termination of employment; and (iii) that vesting shall accelerate as to 100% of all of executive's outstanding equity awards.

        An executive's receipt of severance payments or benefits pursuant to a severance and change in control agreement is subject to the executive signing a separation agreement and release of claims and complying with restrictive covenants. For Messrs. Oringer and Chou, the restrictive covenants are contained in the CIC Agreements and restrict the executives during the employment period and the 12-month period following termination of employment from (i) soliciting employees or customers; (ii) competing against the Company; and (iii) disparaging the Company. Messrs. Oringer and Chou are also restricted from disclosing confidential information at any time. Messrs. Bixby and Semmelbauer must comply with the restrictive covenants set forth in their respective employment agreements (as set forth above under "—Employment Agreements") as a condition to the receipt of severance.

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to each of our executive officers during the fiscal years ended December 31, 2012 and December 31, 2011. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. We have voluntarily decided to also include compensation disclosure for our President and Chief Operating Officer. Throughout this proxy statement, these four officers are referred to as our named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Jonathan Oringer,	2012	$250,000	—	—	—	—	—	—	$250,000
Chief Executive Officer	2011	$250,000	—	—	—	—	—	—	$250,000
Thilo Semmelbauer,	2012	$331,250	—	—	—	$249,375	—	$9,938	$590,563
President and Chief Operating Officer	2011	$312,115	—	—	—	$200,000	—	$9,363	$521,478
Timothy E. Bixby,	2012	$330,770	—	—	$565,185	$248,187	—	$9,923	$1,154,065
Chief Financial Officer(3)	2011	$172,500	—	—	—	$105,000	—	$4,312	$281,812
James Chou,	2012	$267,215	—	—	$408,724	$96,000	—	$8,016	$779,955
Chief Technology Officer(4)	2011	$226,000	—	—	—	$85,000	—	$6,780	$317,780

(1)
Represents amounts earned pursuant to the Company's Non-Equity Incentive Plan for services in 2012 and 2011, which amounts were paid in 2013 and 2012, respectively. All of our executive officers, other than our Chief Executive Officer, are eligible to receive cash bonuses under our annual cash bonus plan, which individual bonus amounts are based on a formula determined by taking each person's actual earned compensation, multiplied by a target bonus percentage, multiplied by an individual performance score, multiplied by the company-wide performance score, with discretion for rounding. The 2012 amounts for Mr. Semmelbauer, Mr. Bixby and Mr. Chou in the table are calculated based on target bonus percentages of 71%, 68% and 40%, respectively. The amounts for Mr. Semmelbauer, Mr. Bixby and Mr. Chou in the table above reflect target payouts at 77.0%, 73.5% and 40.0%, respectively, with such amounts for Mr. Bixby and Mr. Chou prorated for 2011 based on their respective employment start dates.

(2)
Comprised of company match of 401(k) plan contributions paid in 2013 and 2012, respectively.

(3)
Mr. Bixby's employment with Shutterstock began on June 13, 2011. Mr. Bixby received two VAR Awards during fiscal year 2011, for which the grant date fair value was $1,554,500; however, because the right to exercise the award was subject to the occurrence of a change of control, no compensation charge was recorded prior to the Reorganization. Effective as of the Reorganization, the VAR Awards were converted to options under the 2012 Omnibus Equity Incentive Plan. As a result, the Company recognized a non-cash stock-based compensation expense in the amount of $309,020 on the date of the Reorganization and an additional non-cash stock-based compensation expense in the amount of $256,165 for the period from the Reorganization through December 31, 2012.

(4)
Mr. Chou's employment with Shutterstock began on February 11, 2011. Mr. Chou received two VAR Awards during fiscal year 2011, for which the grant date fair value was $845,200; however, because the right to exercise the award was subject to the occurrence of a change of control, no compensation charge was recorded prior to the Reorganization. Effective as of the Reorganization, the VAR Awards were converted to options under the 2012 Omnibus Equity Incentive Plan. As a result, the Company recognized a non-cash stock-based compensation expense in the amount of $229,977 on the date of the Reorganization and an additional non-cash stock-based compensation expense in the amount of $178,747 for the period from the Reorganization through December 31, 2012.

Outstanding Equity Awards at Fiscal Year End

        The following table shows all outstanding equity awards held by each of the NEOs at December 31, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jonathan Oringer	—	—	—	—	—	—	—	—	—
Thilo Semmelbauer(1)	—	—	—	—	—	124,731	$3,243,028	—	—
Timothy E. Bixby(2)	95,625	159,375	159,375	$15.00	3/31/21	—	—	—	—
	12,500	37,500	37,500	$17.00	3/31/21
James Chou(3)	37,500	62,500	65,500	$14.17	3/31/21	—	—	—	—
	12,500	37,500	37,500	$17.00	3/31/21

(1)
Mr. Semmelbauer received a 4% profits interest in the Company on August 17, 2010. In connection with the Reorganization, the vested portion of Mr. Semmelbauer's profits interest was exchanged for shares of our common stock and the unvested portion of Mr. Semmelbauer's profits interest was exchanged for 228,079 shares of restricted stock. Subject to Mr. Semmelbauer's continued employment through each vesting date, pursuant to his Restricted Stock Agreement, the shares of restricted stock vest as to 1/14 of the restricted shares on January 5, 2013 and 1/14 of the restricted shares each calendar quarter thereafter, such that all the restricted shares are vested and released from the Company's right to acquire such restricted shares as of April 5, 2016. Vesting accelerated as to 103,348 shares upon the effectiveness on October 10, 2012 of the registration statement filed in connection with our initial public offering (the "Acceleration Date"), and the remaining restricted shares will vest ratably over the remaining quarterly vesting dates between the Acceleration Date and April 5, 2016.

(2)
Mr. Bixby received a grant of 255,000 unvested VAR units on June 13, 2011, with one-sixth of these units vesting one year after the grant date and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. Mr. Bixby also received a grant of 50,000 unvested VAR units on December 20, 2011 with one-sixth of the units vesting one year after grant date, and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. As a result of the Reorganization, the VARs held by Mr. Bixby were exchanged for options to purchase our common stock issued under the 2012 Omnibus Equity Incentive Plan having similar rights and terms as the original VARs, except that the exercisability of the options will not be limited to the occurrence of a change of control.

(3)
Mr. Chou received a grant of 100,000 VAR units on April 1, 2011 with one-fourth of these units vesting one year after the grant date, and the remaining three-fourths vesting in equal quarterly installments over the subsequent three year period. Mr. Chou also received a grant of 50,000 unvested VAR units on December 20, 2011 with one-sixth of these units vesting one year after the grant date, and the remaining five-sixths vesting in equal quarterly installments over the subsequent five year period. As a result of the Reorganization, the VARs held by Mr. Chou were exchanged for options to purchase our common stock issued under the 2012 Omnibus Equity Incentive Plan having similar rights and terms as the original VARs, except that the exercisability of the options will not be limited to the occurrence of a change of control.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

 Nonqualified Deferred Compensation

        We did not maintain any nonqualified defined contribution or deferred compensation plans or arrangements for our named executive officers.

Compensation of Directors

        Prior to January 1, 2012, we did not provide any compensation to non-employee members of our Board for service on our Board and none of our non-employee directors received any cash or equity compensation during the year ended December 31, 2011. We did, however, reimburse our directors for their expenses incurred in connection with attending board and committee meetings and fulfilling their duties as members of our Board.

        Effective January 1, 2012, our non-employee directors are entitled to the following compensation:

Annual retainer	$15,000
Additional annual retainer for board committee chairperson
Audit committee	$10,000
Compensation committee	$5,000
Attendance fee per board or committee meeting	$1,000
Equity award for new directors(1)	20,000 units/shares

(1)
Initial equity awards for new directors are granted with an exercise price equal to or greater than the fair market value on the date of grant and are subject to vesting over a period of four years, with 25% vesting on the first anniversary date and the remaining 75% vesting quarterly on the first day of each calendar quarter following the first anniversary. Prior to our Reorganization, these equity awards were made in the form of VARs and, subsequent to our Reorganization, were converted to stock options.

        None of our directors received equity awards in the year ended December 31, 2011. However, VAR awards of 20,000 notional VAR units were granted to each of Messrs. Berns, Evans and Miller on March 15, 2012 and to Mr. Epstein on April 4, 2012, in each case with an exercise price of $17.50. These VAR awards were converted to stock option awards upon consumption of the Reorganization on October 5, 2012.

        Directors are entitled to equity awards pursuant to our 2012 Omnibus Equity Incentive Plan.

        In addition, we will continue to reimburse our non-employee directors for reasonable travel expenses and other out-of-pocket costs incurred in connection with attending board and committee meetings and fulfilling their duties as members of our Board.

        The following table sets forth the compensation received by each director (other than Jonathan Oringer, whose compensation is set forth under the Summary Compensation Table above) during fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven Berns	$36,317	—	$152,160	—	—	—	$188,477
Jeff Epstein	26,489	—	151,572	—	—	—	178,061
Thomas R. Evans	31,167	—	152,160	—	—	—	183,327
Jeffrey Lieberman(3)	—	—		—	—	—
Jonathan Miller	21,125	—	152,160	—	—	—	173,285

(1)
Represents cash portion of annualized independent director retainer and meeting attendance fees and fees paid to committee chairpersons.

(2)
On March 15, 2012, Messrs. Berns, Evans, and Miller were granted 20,000 notional VAR units at an exercise price of $17.50 which subsequent to our Reorganization converted to stock options. We determined the grant date fair value of each award to be $152,160. On April 4, 2012, Mr. Epstein was granted 20,000 notional VAR units at an exercise price of $17.50 which subsequent to our Reorganization converted to stock options. We determined the grant date fair value of his award to be $151,572.

(3)
Given Mr. Lieberman's affiliation with the Company's affiliate Insight Venture Partners, he receives no compensation as a director.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

        The Audit Committee is responsible for the review, approval, or ratification of "related-person transactions" between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Audit Committee must be informed or have knowledge of (i) the related person's relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

Transactions with Related Persons

        In addition to the director and executive officer compensation arrangements discussed above under "Compensation of the Named Executive Officers and Directors," below we describe transactions since January 1, 2012, to which we have been a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        Other than as described below, there has not been, nor is there currently proposed, any such transaction or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described above.

Reorganization and Distributions to LLC Members

        On October 5, 2012, we completed a reorganization (the "Reorganization") from a New York limited liability company to a Delaware corporation. Members of the LLC affiliated with Jonathan Oringer, our chief executive officer, director and holder of more than 5% of our capital stock, Insight, which holds more than 5% of our capital stock, and Adam Riggs, a holder of more than 5% of our capital stock, each received cash distributions from the LLC prior to the Reorganization with respect to their membership interests. From January 1, 2012 through September 30, 2012, such members of the LLC received aggregate distributions of $16.1 million, $6.0 million and $2.1 million, respectively. Immediately prior to the Reorganization, the LLC made a final distribution to each of its members. The members of the LLC affiliated with Jonathan Oringer, Insight and Adam Riggs received on October 4, 2012 a final cash distribution of $7.8 million, $3.0 million and $1.0 million, respectively. Following the Reorganization, no further distributions to members will be made.

Registration Rights Agreement

        In connection with the Reorganization and termination of the LLC's operating agreement, we entered into a registration rights agreement with Pixel Holdings Inc. (the entity through which Jonathan Oringer, our Chief Executive Officer, holds his shares), Insight, Adam Riggs, Thilo Semmelbauer (our

President and Chief Operating Officer) and one of our employees who is not an executive officer, pursuant to which we provide for certain registration rights. The registration rights will terminate five years following effectiveness of the agreement, or for any particular holder with registration rights, at such time when all securities held by that stockholder that are subject to registration rights may be sold pursuant to Rule 144 under the Securities Act during any three-month period. The holders of 28,338,281 shares of our common stock, after giving effect to the Reorganization, or their transferees, are entitled to certain rights with respect to the registration of such shares under the Securities Act.

Customer Payments

        As of December 31, 2012, 2011 and 2010, Pixel Holdings Inc., which is wholly-owned by Jonathan Oringer, owed the company $0, $168,000, and $144,000, respectively. These amounts comprised customer payments that were sent to Pixel Holdings Inc. and other miscellaneous amounts. In April 2012, all amounts owed by Pixel Holdings Inc. to the company were repaid in full.

        The sole business of Pixel Holdings Inc. (which was formerly known as Shutterstock, Inc.) is as a holding company through which Mr. Oringer holds a majority interest in the LLC. Prior to June 7, 2007, our business was operated through Pixel Holdings Inc. On June 7, 2007, Pixel Holdings Inc. contributed the business to the LLC in exchange for a 100% membership interest in the LLC. The LLC had no business operations prior to June 7, 2007. Following the contribution of the business to the LLC, certain of our customers continued making payments to Pixel Holdings Inc. in error.

Indemnification of our Directors and Officers

        Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director's duty of loyalty to us or our stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, Shutterstock, Inc., 60 Broad Street, New York, New York 10004, we will provide without charge a copy of our 2012 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. We will also furnish a requesting stockholder with any exhibit not contained therein upon specific request. Our Annual Report on Form 10-K is not proxy soliciting material.

 "HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, Shutterstock, Inc., 60 Broad Street, New York, New York 10004, or call us at (646) 449-6015.

PROPOSALS OF STOCKHOLDERS

        We currently intend to hold our 2014 Annual Meeting of Stockholders in June 2014. Stockholders who intend to have a director nomination or proposal considered for inclusion in our proxy materials for presentation at the 2014 Annual Meeting of Stockholders must submit the director nomination or proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than December 26, 2013. Assuming that the 2014 Annual Meeting of Stockholders is held no more than 30 days before or after the anniversary date of the Company's 2013 Annual Meeting of Stockholders, stockholders who intend to present a proposal at the 2014 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials are required to provide us notice of such proposal no earlier than the start of business on February 12, 2014 and no later than the close of business on March 14, 2014. In the event that the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or after such anniversary date, notice of any such proposal must be provided to us no later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Stockholders or the 10th day following the first public announcement of the date of the meeting by the Company. Additionally, stockholders must comply with other applicable requirements contained in our amended and restated bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements contained in our amended and restated bylaws and applicable laws.

ANNUAL MEETING OF SHAREHOLDERS OF SHUTTERSTOCK, INC. June 12, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2012, are available at http://phx.corporate-ir.net/phoenix.zhtml?c=251362&p=proxy. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of two directors for three year terms. Jonathan Oringer Jeffrey Lieberman 2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Note: The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED HEREIN AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 061213 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

014475 SHUTTERSTOCK, INC. Proxy for Annual Meeting of Shareholders on June 12, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jonathan Oringer, Chief Executive Officer, Thilo Semmelbauer, President and Chief Operating Officer, and Timothy E. Bixby, Chief Financial Officer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Shutterstock, Inc., to be held at 10:00 a.m. (Eastern Daylight Time) on June 12, 2013 at the offices of Orrick, Herrington & Sutcliffe LLP at 51 West 52nd Street, New York, New York 10019, and at any adjournments or postponements thereof, as follows: This proxy, when properly executed, will be voted as directed. If no direction is given, this proxy will be voted FOR the election of all nominees listed on the reverse side for the Board of Directors and FOR Proposal 2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting. (Continued and to be signed on the reverse side.)